Exhibit 99(a)

                             AMENDMENT NO. 3
                          TO THE PITTSTON COMPANY
                     EMPLOYEE BENEFITS TRUST AGREEMENT

AMENDMENT NO. 3, dated as of October 14, 1998, to the TRUST AGREEMENT, dated December 7, 1992, by and between THE PITTSTON COMPANY, a Virginia corporation (the "Company"), as amended by Amendment No. 1 thereto, dated as of July 27, 1993, and Amendment No. 2 thereto, dated as of January 19, 1996 (said Trust Agreement as so amended being hereinafter called the "Trust Agreement"), and THE CHASE MANHATTAN BANK , as trustee of the Trust created by said Trust Agreement (the "Trustee").

The Trust Agreement provides for a trust (the "Trust") that was created in 1992 to permit the Company to satisfy its various obligations in respect of, among other things, certain of its compensation and benefit plans.
Immediately prior to the date of this Amendment No. 3, the Trust held
2,219,905 shares of Pittston Brink's Group Common Stock, par value $1.00 per share ("Brink's Stock"), 520,143 shares of Pittston Group BAX Common Stock, par value $1.00 per share ("BAX Stock"), and 85,055 shares of Pittston
Minerals Group Common Stock, par value $1.00 per share ("Minerals Stock"). Pursuant to approval of its Board of Directors on March 13, 1998, the Company filed with the Virginia State Corporation Commission on March 13, 1998, Articles of Restatement to the Company's Restated Articles of Incorporation pursuant to which the name of Pittston Burlington Group Common Stock, par value $1.00 per share, was changed to Pittston BAX Group Common Stock, par value $1.00 per share. The Company has determined that the number of shares of Brink's Stock, BAX Stock and Minerals Stock, respectively, held by the Trust should be increased from time to time to replace those shares distributed by the Trust in accordance with the terms of the Trust Agreement.

The parties hereto desire to amend and supplement the Trust Agreement as hereinafter provided in order to: (i) give effect to the name change of BAX Stock and (ii) provide for increases in the number of shares of Brink's Stock, BAX Stock and Minerals Stock held by the Trust.

NOW THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

1. Section 2.4 of the Trust Agreement is hereby amended and supplemented to read as follows:

          Section 2.4. "Company Stock" means shares of Brink's Stock, BAX Stock and/or Minerals Stock, as the case may be, except that, as used in
Section 3.1, such term shall mean Common Stock, par value $1.00 per share, of the Company outstanding prior to July 27, 1993.

2. Section 2.4.3 of the Trust Agreement is hereby amended as supplemented as follows:

          Section 2.4.3. "BAX Stock" means shares of Pittston BAX Group Common Stock, par value $1.00 per share, of the Company.

3. Section 2.7 of the Trust Agreement is hereby amended as supplemented as follows:

          Section 2.7. "Note" means the Promissory Note of the Trust to the Company dated December 7, 1992, representing indebtedness of the Trust incurred to purchase Company Stock or any subsequently issued Promissory Note of the Trust to the Company representing indebtedness of the Trust incurred to purchase Company Stock.

4. Section 3.1 of the Trust Agreement is hereby amended and supplemented as follows:

          Section 3.1. Delivery of Company Stock. From time to time the Company may convey to the Trust additional shares of Company Stock, such shares to be administered and disposed of by the Trustee as provided in Article IV. The Trustee will deliver to the Company, on behalf of the Trust, one or more Notes in payment of the aggregate purchase price for the additional shares of Company Stock conveyed, in a principal amount equal to the sum of the number of shares of each of Brink's Stock, BAX Stock and Mineral conveyed multiplied by the last sales price of a share of Brink's Stock, BAX Stock and Minerals
Stock, respectively, as reported on the New York Stock Exchange Composite
Tape on the last business day prior to the date of such conveyance, each Note to be in substantially the form set forth as Exhibit C annexed hereto.

5. The last sentence of Section 4.4(a) is hereby amended and supplemented to read as follows:

     All actions taken by the Trustee with respect to the Brink's Stock, BAX Stock and Minerals Stock pursuant to the last preceding sentence shall be solely in accordance with the certification by the SIP Trustee of directions received from SIP participants with respect to Brink's Stock, BAX Stock and Minerals Stock, respectively.

6. The last sentence of Section 4.4(b) is hereby amended and supplemented to read as follows:

     All actions taken by the Trustee with respect to Brink's Stock, BAX Stock and Minerals Stock pursuant to the last preceding sentence shall be solely in accordance with the certification by the SIP Trustee of directions received from the SIP participants with respect to Brink's Stock, BAX Stock and Minerals Stock, respectively.

     7. Except as hereinabove provided, the Trust Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company and the Trustee have executed this Amendment as of the date set forth above.

                                       THE PITTSTON COMPANY


                                       By:   /s/ James B. Hartough
                                       Name:  James B. Hartough
                                       Title: Vice President - Corporate
                                              Finance and Treasurer

                                       CHASE MANHATTAN BANK, TRUSTEE


                                       By:  /s/ Barry J. O'Connor
                                       Name: Barry J. O'Connor
                                       Title: Vice President